EXHIBIT 99.1

SFAS No. 142 Disclosures

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 revises the accounting for goodwill to eliminate amortization of goodwill after December 31, 2001. The statement requires an annual assessment of goodwill for impairment and more frequent assessments if circumstances indicate a possible impairment. In the second quarter of 2002, Dianon Systems, Inc. completed the initial test for impairment and determined that no goodwill impairment had occurred. The following table provides a reconciliation for the prior year's reported net income to adjusted net income had SFAS No. 142 been applied as of the beginning of fiscal 2001 for the year ended December 31, 2001.

                                              Year ended
                                           December 31, 2001
                               ----------------------------------------
                                  Income        Basic        Diluted
                               available to    Earnings      Earnings
                                 common          Per           Per
                               stockholders     Share         Share
                               ----------------------------------------
Reported net income
  attributed to DIANON common
  stock                         $ 6,192,773    $  0.77        $  0.71

Add back amortization of
  goodwill, net of income tax       110,808       0.01           0.01
                                 ----------     ------         ------
Adjusted net income
  attributed to DIANON common
  stock                         $ 6,303,581    $  0.78        $  0.72
                                 ==========     ======         ======